BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer
Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS OPTION PAYMENT RECEIPT; OTHER NEWS

          HONOLULU, HAWAII, October 2, 2007 -- Barnwell Industries, Inc., (ASE-BRN) today reported the receipt of an option payment. Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “We are very pleased to report that Kaupulehu Developments, Barnwell’s 77.6% owned land development partnership, received a $ 1,927,000 payment for a portion of the seventh payment due on December 31, 2007 of the ten scheduled option payments relating to the development rights within Hualalai Resort. The remaining $729,000 portion of the seventh payment is due on December 31, 2007. If any annual option payment is not made, the then remaining development right options will expire. There is no assurance that any portion of the remaining options will be exercised.

          “We are also pleased to announce that the Company was recently selected to join the Russell Microcap Index, which we believe will help generate greater interest in our stock at an institutional level.

          “Finally, we are saddened to report the passing away of Erik Hazelhoff-Roelfzema, a Director of the Company for over 30 years and dear friend of all at Barnwell.”

          The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the year ended September 30, 2006 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.